DIVERSIFIED RESTAURANT HOLDINGS, INC.

21751 W. Eleven Mile Road

Suite 208

Southfield, Michigan  48076

Dear Diversified Restaurant Holdings, Inc. Shareholders:

You are cordially invited to attend the fiscal year 2009 Annual Meeting of Shareholders of Diversified Restaurant Holdings, Inc. to be held at the Troy Marriott – 200 W. Big Beaver Road, Troy, Michigan 48084 on Thursday, June 4, 2009, at 10:00 a.m., local time, for the following purposes:

(i)

To elect Directors for terms to expire at the 2010 Annual Meeting of Shareholders; and

(ii)

To ratify the appointment of Maddox Ungar Silberstein, PLLC as the Company's independent registered public accounting firm for the Fiscal year ending December 31, 2009; and

(iii)

To transact such other business as may properly come before the meeting or any adjournments thereof.  During the meeting we will review the results of the fiscal year ended December 31, 2008, and report on significant aspects of our operations during the first quarter of fiscal year 2009.

We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.  If you decide to attend the meeting, you may, of course, revoke your proxy and vote your own shares.

Sincerely,

/s/ T. Michael Ansley

T. Michael Ansley

President

May 6, 2009

Southfield, Michigan

DIVERSIFIED RESTAURANT HOLDINGS, INC.

21751 W. Eleven Mile Road

Suite 208

Southfield, Michigan  48076

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The Annual Meeting of Shareholders of Diversified Restaurant Holdings, Inc. (the "Company") will be held at the Troy Marriott – 200 W. Big Beaver Road, Troy, Michigan 48084, on Thursday, June 4, 2009, at 10:00 a.m., local time, for the following purposes:

(i)

To elect Directors for terms to expire at the 2010 Annual Meeting of Shareholders;

(ii)

To ratify the appointment of Maddox Ungar Silberstein, PLLC as the Company's independent registered public accounting firm for the Fiscal year ending December 31, 2009; and

(iii)

To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed April 23, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

The Company's Proxy Statement is submitted herewith.  Financial and other information concerning the Company is contained in the enclosed Annual Report on Form 10-K for the fiscal year ending December 31, 2008.  All SEC filings by the Company are available at www.sec.gov.

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

/s/ David G. Burke

David G. Burke,

Secretary

May 6, 2009

Southfield, Michigan

DIVERSIFIED RESTAURANT HOLDINGS, INC.

21751 W. Eleven Mile Road

Suite 208

Southfield, Michigan  48076

PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Diversified Restaurant Holdings, Inc. (the "Company") in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., local time, Thursday, June 4, 2009, at the Troy Marriott – 200 W. Big Beaver Road, Troy, Michigan 48084, and at any adjournments thereof.  The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about May 6, 2009, to the shareholders of the Company (the "Shareholders") of record on the Record Date (as defined below).

THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SHARES ENTITLED TO VOTE

Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy.  If instructions are not given in the proxy, it will be voted (i) for the election as directors of the nominees listed in this Proxy Statement, (ii) for ratification of the appointment of Maddox Ungar Silberstein, PLLC as the Company's independent registered public accounting firm for the Fiscal year ending December 31, 2009, and (iii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting.  The submission of a signed proxy will not affect a Shareholder's right to attend and to vote in person at the Annual Meeting.  Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: Diversified Restaurant Holdings, Inc., 21751 W. Eleven Mile Road, Suite 208, Southfield, Michigan 48076 Attn: David G. Burke, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

Only Shareholders of record as of the close of business on April 23, 2009 (the "Record Date"), will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date there were 18,070,000 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote.

According to the Bylaws of the Company (the "Bylaws"), the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business.  If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense.  If a quorum is present or represented by proxy at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Nevada law, the Articles of Incorporation or the Bylaws.  Nevada law and the Bylaws specify that directors shall be elected by the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors.  Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board currently consists of five members, each of whom serves one year terms or until their successor is elected.  The current board consists of T. Michael Ansley, David Ligotti, Jay Alan Dusenberry, David G. Burke, and Gregory J. Stevens, and each of these individuals are seeking approval to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2010 or until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Each nominee has consented to serve as a director of the Company if elected.  If at the time of the Annual Meeting any of the nominees are unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board.  The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

The Board recommends that the Shareholders vote FOR the election of the nominees named above as directors of the Company.

NAME	AGE	POSITION
T. Michael Ansley(3)	38	CEO/Director/Chairman of Board
Jay Alan Dusenberry(1)	37	Treasurer/Director
David G. Burke(1)(3)	37	Secretary/Director
David Ligotti(2)	51	Director
Gregory J. Stevens(2)(3)	38	Director

(1.)

Member of audit committee

(2.)

Compensation committee

(3.)

Nominating committee

NOMINEES FOR DIRECTOR

T. Michael Ansley is the President, CEO and Chairman of the Board of Directors of the Company, and he has held these positions since our inception. Mr. Ansley serves in similar positions for our wholly owned subsidiaries AMC Group, Inc., AMC Wings, Inc. and AMC Burgers, Inc.  From 1998 to the present, Mr. Ansley has been the President and Manager of AMC Group, LLC, and a predecessor to the Company.  Mr. Ansley is a member of the Executive Board of the Children's Leukemia Foundation of Michigan.  In 1993 Mr. Ansley received a Bachelor of Science degree in business administration from the University of Dayton, located in Dayton, Ohio.

Jay Alan Dusenberry is our Treasurer and a member of the Board of Directors, and he has held those positions since our inception.  From 1997 to the present, Mr. Dusenberry has been employed as the Vice President of Operations for Cold Heading Company, an automotive supplier located in Warren, Michigan.

In 1993, Mr. Dusenberry received a Bachelor of Science degree in finance from University of Dayton, located in Dayton, Ohio.  In 2004, Mr. Dusenberry received an MBA degree from the University of Detroit Mercy, located in Detroit, Michigan.

David G. Burke is the Secretary of the Company and a Member of the Board of Directors.  He has held these positions since our inception, and he was elected Audit Committee Chairman in 2007.  Since 2002, Mr. Burke has been employed by Federal-Mogul Corporation, a leading global supplier of powertrain and safety technologies serving the world's foremost original equipment manufacturers as well as the worldwide aftermarket.  He has served as Federal-Mogul's Marketing Director, Original Equipment Sales since 2007.  Prior to this position he held roles of increasing responsibility in corporate and operational finance.  In 1993 Mr. Burke earned a Bachelor of Science degree in mechanical engineering from the University of Dayton, located in Dayton, Ohio.  In 2002 Mr. Burke received a Master of Business in Business Administration, with a concentration in Finance from the University of Michigan, Ross School of Business, located in Ann Arbor, Michigan.

David Ligotti is a member of the Board of Directors and he has held that position since our inception.  From 1996 to the present, Mr. Ligotti has owned and operated Oakwood Business Services, LLC, an accounting, tax and consulting firm located in Ann Arbor, Michigan.  Mr. Ligotti received a Bachelor of Arts degree in political science in 1979 from Kalamazoo College, located in Kalamazoo, Michigan.  In 1981 Mr. Ligotti received a Masters of Business Administration degree with a major in accounting from the University of Michigan, located in Ann Arbor, Michigan.  In 1984 Mr. Ligotti received a Master of Science in Taxation degree from Walsh College, located in Troy, Michigan.

Gregory J. Stevens is a member of the Board of Directors and he has held that position since our inception.  From 1992 to the present, Mr. Stevens has been a Strategic Engineer and partner of Cold Heading Company, an automotive supplier of fasteners located in Warren, Michigan.  Mr. Stevens is currently a member of Desert Rock Enterprises, LLC, an investment company located in Las Vegas, Nevada, an owner and director of Beachlawn, Inc., an industry leading tier one automotive supplier, and a director of Ajax Metal Processing, Inc., a leading industrial steel parts heat treating and plating company located in Warren, Michigan.  Mr. Stevens received a Bachelor of Science degree in engineering in 1993 from the University of Dayton, located in Dayton, Ohio.  Mr. Stevens attended Oakland University, located in Rochester, Michigan from 1995 to 1996, where he was enrolled in the Master of Business Administration program.

CORPORATE GOVERNANCE

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

The Board of Directors met four (4) times in Fiscal 2008. Each director attended each meeting.  The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Board Committees

Our Board of Directors currently has an audit committee, a nominating committee, and a compensation committee.

Audit Committee

Our Audit Committee is solely responsible for appointing and reviewing fee arrangements with our independent accountants, and approving any non-audit services by our independent accountants.  Our Audit Committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent accountants.  The Audit Committee is also responsible for overseeing our compliance with legal and regulatory requirements, including our disclosure controls and procedures.  Our Audit Committee currently consists of Messrs. David G. Burke and Jay A. Dusenberry.  Our Board has determined that each of the Members of the

Audit Committee meets the criteria for independence under the statement provided by the NASDAQ stock market.  The Board of Directors has adopted a written charter for the Audit Committee.  This charter may be viewed on the Company’s web site at www.diversifiedrestaurantholdings.com.  We believe that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our consolidated financial statements.  The Audit Committee met two times during 2008 and both members attended each meeting.  The Chairman of the Audit Committee was present at all meetings.  Our Board of Directors has determined that Mr. Burke is an audit committee financial expert as defined in Item 401 of Regulation S-K.

Audit Committee Report

The Audit Committee consists of two directors, both of whom are "independent directors" within the meaning of the applicable rules of the Commission and the NASDAQ Stock Market, Inc.  The Audit Committee's responsibilities are as described in a written charter adopted by the Board.

The Audit Committee has reviewed and discussed the Company's audited financial statements for Fiscal 2008 with management and with the Company's independent registered public accounting firm, Rehmann Robson.  The Audit Committee has discussed with Rehmann Robson the matters required to be discussed by the Statement on Accounting Standards No. 61, as amended, relating to the conduct of the audit.  The Audit Committee has received the written disclosures and the letter from Rehmann Robson required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Rehmann Robson its independence.

Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2008 be included in the Company's Annual Report on Form 10-K for Fiscal 2008 for filing with the Commission.

Submitted by the members of the Audit Committee:

David G. Burke, Chairman

Jay A. Dusenberry

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

The Audit Committee has adopted written policies and procedures for the Committee to review and approve or ratify related-party transactions with the Company.  These transactions include transactions that must be disclosed under the SEC rules in filings with the SEC.

Transactions that are deemed immaterial under SEC disclosure requirements are excluded from the review process.

Criteria for Audit Committee approval or ratification of related-party transactions include:

(a)

whether the transactions are on terms no less favourable to the Company than terms generally available from an unrelated third party;

(b)

the extent of the related-party's interest in the transaction;

(c)

whether the transaction would interfere with the performance of the officer's or director's duties to the Company;

(d)

in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under the NASDAQ Stock Market LLC listing requirements; and

(e)

such other factors that the Audit Committee deems appropriate under the circumstances.

Nominating Committee

Our Nominating Committee makes recommendations to the board concerning nominations to the board, including nominations to fill a vacancy (including a vacancy created by an increase in the number of board members).  The Board of Directors has not adopted a written charter for the Nominating Committee.  The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to our corporate secretary of the names of such nominees in accordance with our bylaws.  Our Nominating Committee currently consists of Messrs. T. Michael Ansley, David G. Burke, and Gregory J. Stevens.  The Nominating Committee did not meet during 2008.

Compensation Committee

Our Compensation Committee is primarily responsible for reviewing and approving the compensation and benefits of our executive officers; evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives; and making recommendations to our board of directors regarding these matters.  Our Compensation Committee currently consists of Messrs. David Ligotti and Gregory J. Stevens.  The Board of Directors has not adopted a written charter for the Compensation Committee.  The Compensation Committee did not meet during 2008.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2008 Messrs. Ligotti and Stevens served as members of the Company's Compensation Committee.  During the same period, Mr. Ligotti and Mr. Stevens had certain relationships with the Company, which are disclosed herein under the heading “Certain Transactions.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth with our management.  Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this report.

Submitted by the Compensation Committee:

David Ligotti

Gregory J. Stevens

Director Independence

As the Company is quoted on the OTCBB and not one of the national securities exchanges, it is not subject to any director independence requirements.  However, Management believes that Messrs. Gregory J. Stevens, Jay Alan Dusenberry and David G. Burke qualify as independent directors pursuant to Rule 10A-3 promulgated under the Exchange Act.  The other directors would not qualify as independent due to their affiliation with the Company and due to their receipt of certain fees or compensation from the Company.

Director Attendance At Annual Meeting

We make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors taking into account the directors' schedules.  We believe that the annual meeting provides an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend the Company's Annual Meeting.  Previously, all our board members attended our 2007 annual meeting.

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provide full fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  A copy of our corporate code of ethics may be obtained, without charge, upon written request to:  21751 W. Eleven Mile Road, Suite 208, Southfield, Michigan 48076.  The Code of Ethics may be reviewed on our website at www.diversifiedrestaurantholdings.com.  A copy of our code of ethics was filed as exhibit 14 to our Form 10-K filed with the SEC on March 31, 2009.  These filings may be viewed online at www.sec.gov.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 23, 2009, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The title of the class of shares for all owners is $0.0001 par value common stock.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percentage Ownership of Common Stock(1)

T. Michael Ansley 820 Cherokee Avenue Royal Oak, MI 48067	11,153,500(4)	61.72%
Jason T. Curtis 8789 Heidi Drive Sterling Heights, MI 48310	900,000	4.98%
Steven A. Menker 37899 Maple Hill Harrison Twp., MI 48045	900,000	4.98%
Thomas D. Ansley 5585 Old 70 Rd. Springfield, OH 45502	1,356,500	7.5%
Gregory J. Stevens 2545 Cedar Brook Court Rochester Hills, MI 48309	129,979(2)	.72%
Jay A. Dusenberry 7236 Audubon Clay Township, MI 48001	10,000(3)	.06%
David Ligotti 2047 Prairie Dunes Court South Ann Arbor, MI 48108	110,000(5)	.61%
David G. Burke 1389 Kentfield Drive Rochester, MI 48307	10,000(3)	.06%
All Officers and Directors As a Group (6 persons)	14,569,979	80.63%

(1)

Based on 18,070,000 shares of common stock outstanding as of April 23, 2009.

(2)

This includes shares owned by the Gregory J. Stevens Trust, of which Mr. Stevens is the sole trustee and beneficiary, and warrants to purchase 10,000 shares of common stock at $2.50 per share, which are exercisable within the next 60 days.

(3)

These shares are in the form of warrants exercisable within 60 days from the date of this proxy statement, at an exercise price of $2.50 per share.

(4)

This includes 11,143,500 shares currently owned directly by Mr. Ansley and warrants exercisable within 60 days of the date of this proxy statement to purchase 10,000 shares at an exercise price of $2.50 per share.

(5)

This includes 100,000 shares currently owned by Mr. Ligotti and warrants exercisable within 60 days of the date of this proxy statement to purchase 10,000 shares at an exercise price of $2.50 per share.

EXECUTIVE COMPENSATION

COMPENSATION TABLE

The following table summarizes compensation earned by or paid to our principal executive officer and our other executive officers for our last two completed fiscal years. No other executive officer received total annual salary and bonus of at least $100,000 during those periods.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
PEO
T. Michael Ansley	2007 2008	100,000 100,000	0 0	0 0	0 0	0 0	0 0	7,200 11,400	107,200 111,400
Jason T. Curtis	2007 2008	67,500 70,000	30,014 23,424	0 0	0 0	0 0	0 0	8,400 8,400	105,914 101,824

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
PEO
T. Michael Ansley	10,000	20,000	0	25,000	7-30-13	20,000	105,000	0	0
Jason T. Curtis	0	0	0	0	0	0	0	0	0

Directors and Compensation

The table below provides information regarding the compensation of our directors for our fiscal year ending December 31, 2008.

Name (a)	Fees Earned or Paid In Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
David Ligotti	0	0	6,462	0	0	0	6,462
Jay Alan Dusenberry	0	0	6,462	0	0	0	6,462
David Gregory Burke	0	0	6,462	0	0	0	6,462
Gregory J. Stevens	0	0	6,462	0	0	0	6,462

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans or pension plans that provide compensation intended to serve as incentive for performance.  No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of our officers, directors, employees or consultants since we were founded.

Compensation of Directors

The members of the Board of Directors will be granted options to purchase up to 30,000 shares of our common stock in return for their services as directors.  Under the terms of the Stock Option Agreement, they receive the option to purchase 10,000 shares in each of the first three years of their terms as directors.  If they resign their position during that period, their options will not vest.  Once vested, the options will allow the directors to purchase our common stock for $2.50 per share.  The options will expire six (6) years from the date of grant.  There were no reimbursement expenses paid to any director during the year ended December 31, 2008.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with officers or directors.  There are no compensation plans or arrangements, including payments to be made by the Company with respect to the officers, directors, employees or consultants of the Company that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants with the Company.  We do not maintain key man life insurance on any of our employees.  There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control of the Company.

PERSONAL LIABILITY AND INDEMNIFICATION OF DIRECTORS

Our Bylaws contain provisions in accordance with the Nevada Corporate Code which reduce the potential personal liability of directors for certain monetary damages and provide for indemnification of directors and other persons.  We are unaware of any pending or threatened litigation against us or our directors that would result in any liability for which our directors would seek indemnification or similar protection at this time.

Such indemnification provisions are intended to increase the protection provided directors and, thus, increase our ability to attract and retain qualified persons to serve as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN TRANSACTIONS

Gregory J. Stevens, a member of the board of directors of the Company made a loan to the Company in November, 2008 in the amount of $95,000.  The loan is, at the option of Mr. Stevens, convertible into 100,000 shares of the Company's common stock.  It is for a term of one year and the loan earns interest at 5.26% per annum.  Management believes this loan was made on terms equivalent to that of a non-related third party.

T. Michael Ansley is the President of the Company and Chairman of the Board of Directors.  In January, 2008 Mr. Ansley made a loan to the Company in the amount of $100,000.  The term of the loan is three years and the loan earns interest at the rate of 3.20 per annum.  Management believes that this loan was made on terms equivalent to that of a non-related third party.

David Ligotti, a member of the Board of Directors of the Company, made a loan to the Company in November, 2008 in the amount of $95,000.  The loan is, at the option of Mr. Ligotti, convertible into 100,000 shares of the Company’s common stock.  The loan is for a term of one year and the loan earns interest at 5.26% per annum.  Management believes this loan was made on terms equivalent to that of a non-related third party.

David Ligotti is a member of our Board of Directors and he is the owner and operator of Oakwood Business Services, LLC, a provider of accounting and consulting services.  Oakwood Business Services, LLC provides accounting and business services to us under contract and we pay Oakwood approximately $7,200 per month for such services. Oakwood has provided these services since our inception, and we believe these charges are consistent with charges for similar services which were provided in arms length transactions.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Mr. Gregory J. Stevens served as a director of the Company and during 2008 Mr. Stevens failed to file in a timely manner a Form 4 Report in connection with the purchase of the common stock of the Company.  This failure occurred one time and related to one transaction.  Other than Mr. Stevens, based solely on the Company's review of the copies of the forms received by it during the fiscal year ended December 31, 2008, and the statements made by qualifying persons, the Company does not believe that any person required to make filings under Section 16(a) during such fiscal year failed to file such reports or filed such reports late.

INDEPENDENT AUDITORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

For Fiscal 2008, Rehmann Robson, Troy, Michigan provided audit services to the Company that included examination of the Company's annual consolidated financial statements.  The Company's Board of Directors has selected Maddox Ungar Silberstein, PLLC to perform an audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2009 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.  The stockholders are being requested to ratify such selection at the Annual Meeting.  A representative of Maddox Ungar Silberstein, PLLC will attend the Annual Meeting to make a statement or to respond to stockholder questions.

Changes in Certifying Accountants

The Audit Committee of the Board of Directors of Diversified Restaurant Holdings, Inc. ("DRH") annually considers and recommends to the Board the selection of independent public accountants. On April 21, 2009 after an evaluation process as recommended by DRH's Audit Committee, the Board of Directors appointed Maddox Ungar Silberstein, PLLC ("MUS") as DRH's independent auditors for the 2009 fiscal year, replacing Rehmann Robson, PC ("Rehmann").

This action effectively dismisses Rehmann as the Company's independent auditor for the fiscal year that commenced on January 1, 2009.  The report of Rehmann on the Company's consolidated financial statements for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended December 31, 2007 and 2008 and through the date of this Form 8-K, there have been no disagreements with Rehmann on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Rehmann's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.  For the years ended December 31, 2007 and 2008 and through the date of this Form 8-K, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Rehmann with a copy of this form 8-K and the Company has requested that Rehmann furnish a letter addressed to the Commission stating whether it agrees with the statements above.

For the years ended December 31, 2007 and 2008 and through the date of this form 8-K.  Neither the Company nor anyone on the Company's behalf consulted MUS with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.  MUS has been asked to review this disclosure and MUS has been provided an opportunity to furnish a letter to the SEC containing any new information, clarification, or disagreement with the statements made herein.

The Board of Directors recommends a vote to ratify the appointment of Maddox Ungar Silberstein, PLLC.

Fees to Independent Registered Public Account Firm for Fiscal Years 2007 and 2008

During the fiscal years ended December 31, 2007 and 2008, the Company retained Rehmann Robson to provide services as follows:

Fees for the Year Ended December 31

Services	2007	2008

Audit Fees (1)	$39,030	$42,000
Audit-Related Fees (2)	$24,600	$22,900
Tax Fees (3)	$ 1,000	$ 500
All Other Fees (4)	$ 0	$ 5,260

Total audit and non-audit fees	$64,630	$70,660

___________________

(1)

"Audit Fees" consist of fees billed for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2007 and 2008, and for the review of the Company's interim financial statements and services performed during Fiscal 2008.  The Company paid $42,000 for the audit of its financial statements for the year ended December 31, 2008.  The Company has not yet incurred any fees for the audit of its financial statements for the year ended December 31, 2009.

(2)

"Audit-Related Fees" consist of fees billed for professional services rendered by Rehmann Robson reasonably related to the performance of the audit review that are not otherwise reported under Audit Fees.  The Company did not incur any Audit-Related Fees for the fiscal years ended December 31, 2007 and 2008.

(3)

"Tax Fees" consist of fees billed for professional services rendered by Rehmann Robson for services rendered in connection with tax compliance, tax advice and tax planning.  The Company did not incur any Tax Fees for the year ended December 31, 2007 or December 31, 2008.

(4)

"All Other Fees" consist of fees billed for professional services rendered by Rehmann Robson for services rendered that are not otherwise reported above.  For the year ended December 31, 2007 and 2008, the Company did not incur any "Other Fees" for auditor services.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Company's Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Company's independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors' independence will not be materially impaired as a result of having provided these services.  In making this determination, the Audit Committee takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the auditor's exercise of objective and impartial judgment on all issues encompassed within the auditors' engagement would be materially impaired.

Communications with the Board

Our Board of Directors believes that full and open communication between stockholders and members of our board is in our best interest and the best interests of our stockholders.  Stockholders can contact any director or committee of the board by writing to the Chairman of the Audit Committee, Mr. David G. Burke at 21751 W. Eleven Mile Road, Suite 208, Southfield, Michigan 48076.  The Chairman of the Audit Committee will determine the extent to which such stockholder communications should be disseminated to other members of the board and what response, if any, should be made to such communications.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company's 2010 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than February 1, 2010 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

ANNUAL REPORT

The Company's 2008 Annual Report to Shareholders, which includes financial statements, is being mailed to the Company's Shareholders with this Proxy Statement.  The Annual Report is not part of the proxy soliciting material.

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders.  If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

The Company will pay the cost of soliciting proxies.  In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.  The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by shareholders who are present.

If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly.  An envelope has been provided for your convenience.

By Order of the Board of Directors,

May 6, 2009

Southfield, Michigan

/s/ David G. Burke

David G. Burke,

Secretary

DIVERSIFIED RESTAURANT HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 6, 2009, and does hereby appoint T. Michael Ansley and David G. Burke, and either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Diversified Restaurant Holdings, Inc. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Diversified Restaurant Holdings, Inc., to be held at the Troy Marriott – 200 W. Big Beaver Road, Troy, Michigan 48084 at 10:00 a.m., local time, on June 4, 2009, and at any and all adjournment(s) thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND PROPOSALS.

1.

Proposal 1:

The election as directors of the five nominees listed below to serve until the Annual Meeting of Shareholders of the Company in Fiscal 2009 or until their successors have been duly elected and qualified.

FOR ALL NOMINEES LISTED BELOW

 WITHHOLD AUTHORITY to vote for

(except as marked to the contrary below)

        All nominees listed below

T. Michael Ansley

Jay Alan Dusenberry

David G. Burke

Gregory T. Stevens

David Ligotti

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

2.

Proposal 2:

Ratification of Maddox Ungar Silberstein, PLLC to provide audit services to the Company that include the examination of the Company's annual consolidated financial statements for Fiscal 2009.

For Proposal 2

Withhold authority to vote for Proposal 2

IF NO DIRECTION IS MADE TO WITHHOLD AUTHORITY TO VOTE FOR THE PROPOSALS ABOVE, THIS PROXY CARD WILL BE VOTED "FOR" SUCH PROPOSALS.

3.  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.  This proxy may be revoked at any time prior to the voting thereof.

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM THE OTHER SIDE)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their discretion.  At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

Signature

Signature, if shares held jointly

Date

, 2009

Please sign exactly as your name appears hereon.  When shares are held jointly, both holders should sign.  When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title. If the holder is a corporation or partnership the full corporate or partnership name should be signed by a duly authorized officer or partner, respectively.